EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated December 22, 2009, accompanying the consolidated financial statements and schedule included in the Annual Report of Irvine Sensors Corporation on Form 10-K for the year ended September 27, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statements of Irvine Sensors Corporation on Forms S-8 (Nos. 2-85501, 333-72201, 333-94071, 333-68846, 333-73894, 333-76756, 333-102284, 333-105066, 333-115283, 333-124868, 333-140785, 333-148692, 333-157388 and 333-159241).
/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP
Irvine, California
December 22, 2009